EXECUTION




                       FIRSTPLUS HOME LOAN OWNER TRUSTS

                           ASSET-BACKED SECURITIES
                             (Issuable in Series)

                            UNDERWRITING AGREEMENT


Bear, Stearns & Co. Inc.,                                  September 10, 1997
  as Representative of the
  several Underwriters
     245 Park Avenue
     New York, New York  10167


Ladies and Gentlemen:

          FIRSTPLUS Investment Corporation, a corporation organized and existing under the laws of the State of Nevada (the "Company"), proposes to cause FIRSTPLUS Home Loan Owner Trusts (each, a "Trust") to offer for sale from time to time its Asset-Backed Securities evidencing interests in pools of certain contracts and mortgage loans (the "Securities"). The Securities may be issued in various series, and within each series, in one or more classes, in one or more offerings on terms determined at the time of sale (each such series, a "Series" and each such class, a "Class"). Each Trust may issue one or more classes of Asset-Backed Notes (the "Notes") pursuant to an Indenture to be dated as of the respective cut-off date (each, a "Cut-off Date") as supplemented by one or more supplements to such Indenture (such Indenture, as supplemented, the "Indenture") between the related Trust and the indenture trustee named therein (the "Indenture Trustee").
Simultaneously with the issuance of the Notes, the Trust may issue Asset-Backed Certificates (the "Certificates"), each representing a fractional undivided ownership interest in the related Trust, pursuant to a separate Trust Agreement (each, a "Trust Agreement") to be dated as of the respective Cut-off Date among the Company, one or more affiliates of the Company and the owner trustee named therein (the "Owner Trustee") and, to the extent specified therein, the co-owner trustee.

          The assets of each Trust will consist primarily of a pool of fixed- or adjustable-rate, fully-amortizing property improvement and/or debt consolidation loans, and the related notes and mortgages (collectively, the "Home Loans") having the original terms to maturity and interest rate types specified in the related Terms Agreement referred to hereinbelow. Certain of the Home Loans may be partially insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") pursuant to Title I of the National Housing Act of 1934, as amended ("Title I Home Loans"). Unless otherwise specified in the related Prospectus Supplement and the related Sale and Servicing Agreement (as defined below), the Company or its affiliate, as FHA Insurance Holder (the "FHA Insurance Holder"), will enter into an FHA claims administration agreement (each, an "FHA Claims Agreement") with FIRSTPLUS Financial, Inc. ("FFI"), as transferor and servicer (the "Transferor" or "Servicer"), pursuant to which the Servicer will administer, process and submit claims (the Servicer in such capacity, the "FHA Claims Administrator") to the FHA in respect of Title I Home Loans.

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the related sale and servicing agreement to be dated as of the applicable Cut-off Date (the "Sale and Servicing Agreement"), among the Company as seller (the "Seller"), the Servicer, the Indenture Trustee and the related Trust, or, if not defined therein, in the respective Indenture or Trust Agreement.

     If and to the extent specified in the related Sale and Servicing Agreement, in addition to the Home Loans conveyed to the Trust on the Closing Date (such Home Loans so conveyed to the Trust at such time, the "Initial Home Loans"), the Seller shall be obligated to convey to the Trust, from time to time during the period commencing after the Closing Date and ending at the expiration of the period specified in such Sale and Servicing Agreement (each, a "Pre-Funding Period")(the date of any such conveyance, a "Subsequent Transfer Date"), additional Home Loans (any such additional Home Loans so conveyed to the Trust through the Pre-Funding Period, the "Subsequent Home Loans").

     The Securities may have the benefit of one or more insurance policies (each, a "Policy") issued by the securities insurer named therein (the "Securities Insurer") pursuant to an insurance and indemnity agreement among the Seller, the Indenture Trustee, the Servicer and the Securities Insurer (the "Insurance Agreement"). This Agreement, the related Terms Agreement, the Trust Agreement, the Sale and Servicing Agreement, the FHA Claims Agreement, the Indenture and the Insurance Agreement are sometimes referred to herein as the "Operative Agreements".

          Underwritten offerings of Securities may be made through you or through an underwriting syndicate managed by you. The Company proposes to sell one or more Series of the Securities to you and to each of the other several underwriters, if any, participating in an underwriting syndicate managed by you.

          Whenever the Company determines to make an offering of Securities (each, an "Offering") pursuant to this Agreement through you, it will enter into an agreement (the "Terms Agreement") providing for the sale of specified Classes of Offered Securities (as defined below) to, and the purchase and public offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the underwriters designated in any such Terms Agreement being referred to herein as "Underwriters," which term shall include you whether acting alone in the sale of any Offered Securities of any series or as a member of an underwriting syndicate). Each such Offering which the Company elects to make pursuant to this Agreement shall be governed by this Agreement, as supplemented by the related Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter. Each Terms Agreement, which shall be substantially in the form of Exhibit A hereto, shall specify, among other things, the Classes of Securities to be purchased by the Underwriters (the "Offered Securities"), whether such Offered Securities constitute Notes or Certificates, the principal balance or balances of the Offered Securities, each subject to any stated variance, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 13 hereof) and the price or prices at which such Offered Securities are to be purchased by the Underwriters from the Company.

          1.   Representations and Warranties.  (a) The Company and FFI
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represent and warrant to and agree with the Underwriters, as of the date of the related Terms Agreement, that:

                      (i) The registration statement specified in the related Terms Agreement, on Form S-3, including a prospectus, has been filed with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Act"), of asset-backed securities issuable in series, which registration statement has been declared effective by the Commission. Such registration statement, as amended to the date of the related Terms Agreement, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, is hereinafter called the "Registration Statement," and such prospectus, as such prospectus is supplemented by a prospectus supplement relating to the Offered Securities of the related Series, each in the form first filed via EDGAR by a financial printer or another person designated by the Company (the "Financial Printer") after the date of the related Terms Agreement pursuant to Rule 424(b) under the Act, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Exchange Act on or before the date of such Prospectus Supplement (such prospectus supplement, including such incorporated documents (other than those that relate to Collateral Term Sheets), in the form first filed after the date of the related Terms Agreement pursuant to Rule 424(b) is hereinafter called the "Prospectus Supplement"), is hereinafter called the "Final Prospectus". Any preliminary prospectus, including any preliminary prospectus supplement which, as completed, is proposed to be used in connection with the sale of a Series of Offered Securities and any prospectus filed with the Commission pursuant to Rule 424(a) of the Act, is hereinafter referred to as a "Preliminary Prospectus." Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Preliminary Prospectus, the Final Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the issue date of the Preliminary Prospectus, the Final Prospectus or Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act.

                     (ii) The related Registration Statement, at the time it became effective, and the prospectus contained therein, and any amendments thereof and supplements thereto filed prior to the date of the related Terms Agreement, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; on the date of the related Terms Agreement and on each Closing Date (as defined in Section 3 below), the related Registration Statement and the related Final Prospectus, and any amendments thereof and supplements thereto, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; such Registration Statement, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; such Final Prospectus, on the date of any filing pursuant to Rule 424(b) and on each Closing Date, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and the Form 8-K relating to any Subsequent Home Loans, on the date of any filing thereof, will not include any untrue statement of a material fact or omit to state any information which such Final Prospectus states will be included in such Form 8-K; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from (A) such Registration Statement or such Final Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation thereof or (B) any Current Report (as defined in Section 5(b) below), or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Final Prospectus (or any amendment thereof or supplement thereto).

                    (iii) The Securities of the related Series will conform to the description thereof contained in the related Final Prospectus; and will each on the related Closing Date be duly and validly authorized, and, when validly executed, countersigned, issued and delivered in accordance with the related Indenture or Trust Agreement, as applicable, and, in the case of the Offered Securities, sold to you as provided herein and in the related Terms Agreement, will each be validly issued and outstanding and entitled to the benefits of such Indenture or Trust Agreement, as applicable, and, if applicable, the related Policy.

                     (iv) Neither the consummation of the transactions contemplated by the Operative Agreements to which the Company or FFI is a party, nor the issuance and sale of the Securities of the related Series nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or of the related Terms Agreement, will conflict with any statute, order or regulation applicable to the Company or FFI of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or FFI or with any organizational document of the Company or FFI or any instrument or any agreement under which the Company or FFI is bound or to which it is a party.

                      (v) This Agreement and the related Terms Agreement have been duly authorized, executed and delivered by the Company and FFI.

                     (vi) At or prior to the related Closing Date, the Trust will have entered into the related Indenture, Trust Agreement and any Insurance Agreement and, assuming the due authorization, execution and delivery thereof by the other parties thereto, such Indenture, such Trust Agreement and such Insurance Agreement (on such Closing Date) will constitute the valid and binding agreement of the Trust enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and to general principles of equity (regardless of whether the enforceability of such Indenture, such Trust Agreement or such Insurance Agreement is considered in a proceeding in equity or at law).

                    (vii) At or prior to the related Closing Date, the Company will have entered into the related Trust Agreement, Sale and Servicing Agreement and any related FHA Claims Agreement and, assuming the due authorization, execution and delivery thereof by the other parties thereto, such Trust Agreement, Sale and Servicing Agreement and such FHA Claims Agreement (on such Closing Date) will constitute the valid and binding agreement of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and to general principles of equity (regardless of whether the enforceability of such Trust Agreement, Sale and Servicing Agreement or such FHA Claims Agreement is considered in a proceeding in equity or at law).

                   (viii) The FHA Insurance Holder and the Transferor are each approved by the FHA as a lender under the Title I program and each holds a valid contract of insurance or approval for insurance under the Title I program; the FHA Insurance Holder will have received prior to each Closing Date or Subsequent Transfer Date, as the case may be, all material consents, authorizations, orders and approvals from governmental authorities, agencies or bodies and all other material actions will have been taken prior to such Closing Date or Subsequent Transfer Date that are necessary to permit the FHA Insurance Holder to obtain the benefit of the FHA Insurance in respect of the related Title I Home Loan as described in the related Final Prospectus ,and the Transferor and the FHA Insurance Holder will have completed prior to each Closing Date or Subsequent Transfer Date, as the case may be, all material actions that are necessary to duly and validly effect the transfer of the FHA Insurance applicable to the Title I Home Loans into the FHA contract of insurance coverage reserve account of the FHA Insurance Holder.

                     (ix) If applicable, the related Policy, when delivered, will constitute the legal, valid and binding obligation of the Securities Insurer, enforceable in accordance with its terms.

                      (x) Any funds or accounts established from time to time with respect to a Series of Securities in accordance with the related Indenture, Trust Agreement or Sale and Servicing Agreement will have been properly funded at the Closing Date by the deposit by the Seller of the requisite cash therein, in the manner specified by such Indenture, Trust Agreement or Sale and Servicing Agreement.

                       (xi) Immediately prior to the transfer and as-signment thereof on the Closing Date, and on any Subsequent Transfer Date, the Transferor had good title to, and was the sole owner of, each Home Loan and all action had been taken to obtain good record title to each related Home Loan. Each Home Loan will, as of such date(s), be transferred free and clear of any lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance.

                    (xii)          There are no actions, proceedings or
                         investigations pending or threatened by any court, administrative agency or other tribunal to which the Company or FFI is a party or of which any of their properties is the subject (a) which if determined adversely to the Company or FFI would have a material adverse effect on the business or financial condition of the Company or FFI, (b) asserting the invalidity of the Offered Securities or any Operative Agreement to which the Company or FFI is a party, (c) seeking to prevent the issuance of the Offered Securities or the consummation by the Company or FFI of any of the transactions contemplated by any of the Operative Agreements to which the Company or FFI is a party, or (d) which might materially and adversely affect the performance by the Company or FFI of any of their respective obligations under, or the validity or enforcement of, the Offered Securities or any of the Operative Agreements to which it is a party.

                   (xiii) Neither the Seller, the Transferor, the Trust nor any funds or accounts established thereunder is an "investment company" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) or is under the "control" (as such term is defined in the 1940 Act) of an "investment company" that is registered or required to be registered under, or is otherwise subject to the provisions of, the 1940 Act.

                    (xiv) The Indenture has been qualified under the Trust Indenture Act of 1939.

          2.   Purchase and Sale.  Subject to the execution of the Terms
               -----------------
Agreement for a particular Offering and subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement and such Terms Agreement, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the respective original principal amounts of the related Offered Securities set forth in the related Terms Agreement opposite the name of such Underwriter, plus any additional original principal amount of Offered Securities which such Underwriter may be obligated to purchase pursuant to Section 13 hereof, at the purchase price therefor set forth in such Terms Agreement (the "Purchase Price").

          The parties hereto agree that settlement for all securities sold pursuant to this Agreement shall take place on the terms set forth herein and not as set forth in Rule 15c6-1(a) under the Exchange Act.

          3.   Delivery and Payment.  Delivery of and payment for the
               --------------------
Offered Securities of a Series shall be made at the specified offices of Brown & Wood LLP, at 10:00 a.m. New York City time, on the Closing Date specified in the related Terms Agreement, which date and time may be postponed by agreement between the Underwriters and the Company (such date and time being herein called the "Closing Date"). Delivery of such Offered Securities shall be made to the Underwriters against payment by the Underwriters of the Purchase Price thereof to or upon the order of the Company by wire transfer in federal or other immediately available funds. Unless delivery is made through the facilities of The Depository Trust Company, the Offered Securities shall be registered in such names and in such authorized denominations as the Underwriters may request not less than two full business days in advance of each Closing Date.

          The Company agrees to notify the Underwriters at least two business days before each Closing Date of the exact principal balance evidenced by the Offered Securities and to have such Offered Securities available for inspection, checking and packaging in New York, New York, no later than 12:00 noon on the business day prior to such Closing Date.

          4.   Offering by the Underwriters.  It is understood that the
               ----------------------------
Underwriters propose to offer the Offered Securities of the related Series for sale to the public as set forth in the related Final Prospectus.

          5.   Agreements.  The Company and FFI agree with the
               ----------
Underwriters that:

               (a) The Company will cause each of the Preliminary Prospectus and the Final Prospectus relating to the Offered Securities to be filed pursuant to Rule 424 under the Act and will promptly advise the Underwriters when such Preliminary Prospectus and such Final Prospectus as so supplemented have been so filed, and prior to the termination of the Offering to which such Preliminary Prospectus and Final Prospectus relate also will promptly advise the Underwriters (i) when any amendment to the related Registration Statement specifically relating to such Offered Securities shall have become effective or any further supplement to such Preliminary Prospectus or such Final Prospectus has been filed,
     (ii) of any request by the Commission for any amendment of such Registration Statement, Preliminary Prospectus or Final Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification of such Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will not file any amendment of the related Registration Statement or supplement to the related Preliminary Prospectus or Final Prospectus (other than any amendment or supplement specifically relating to one or more Series of asset-backed securities other than the Series that includes the related Offered Securities) unless (i) the Company has given reasonable notice to the Underwriters of its intention to file any such amendment or supplement, (ii) the Company has furnished the Underwriters with a copy for their review within a reasonable time prior to filing, and
     (iii) the Underwriters do not reasonably object to the filing of such amendment or supplement. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (b) The Company will cause any Computational Materials and any Structural Term Sheets (each as defined in Section 8 below) with respect to the Offered Securities of a Series that are delivered by an Underwriter to the Company pursuant to Section 8 to be filed with the Commission on a Current Report on Form 8-K (each such filing of such materials and of any Collateral Term Sheets, a "Current Report") pursuant to Rule 13a-11 under the Exchange Act in accordance with
     Section 10 on the business day immediately following the date on which the related Terms Agreement is executed and delivered. The Company will cause any Collateral Term Sheet (as defined in Section 9 below) with respect to the Offered Securities of a Series that is delivered by the Underwriters to the Company in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act in accordance with Section 10 on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Company by the Underwriters prior to 10:30 a.m. In addition, if at any time prior to the availability of the related Prospectus Supplement, the Underwriters have delivered to any prospective investor a subsequent Collateral Term Sheet that reflects, in the reasonable judgment of the Underwriters and the Company, a material change in the characteristics of the Home Loans for the related Series from those on which a Collateral Term Sheet with respect to the related Series previously filed with the Commission was based, the Company will cause any such Collateral Term Sheet that is delivered by the Underwriters to the Company in accordance with the provisions of Section 9 hereof to be filed with the Commission on a Current Report in accordance with Section 10.
     Each such Current Report shall be incorporated by reference in the related Final Prospectus and the related Registration
     Statement.

               (c) If, at any time when a prospectus relating to the Offered Securities of a Series is required to be delivered under the Act, any event occurs as a result of which the related Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the related Final Prospectus to comply with the Act or the rules thereunder, the Company promptly will prepare and file with the Commission, subject to paragraph (a) of this
     Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that the Company will not be required to file any such amendment or supplement with respect to any Computational Materials, Structural
     Term Sheets or Collateral Term Sheets incorporated by reference in the Final Prospectus other than any amendments or supplements of such Computational Materials or Structural Term Sheets as are furnished to the Company by the Underwriters pursuant to Section 8(e) hereof or any amendments or supplements of such Collateral Term Sheets that are furnished to the Company by the Underwriters pursuant to Section 9(d) hereof which are required to be filed in accordance therewith.

               (d) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, as many signed copies of the related Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or a dealer may be required by the Act, as many copies of the related Preliminary Prospectus and the related Final Prospectus and any supplements thereto (other than exhibits to the related Current Report), as the Underwriters may reasonably request.

               (e) The Company will furnish such information, execute such instruments and take such actions as may be reasonably requested by the Underwriters to qualify the Offered Securities of a Series for sale under the laws of such jurisdictions as the Underwriters may designate, to maintain such qualifications in effect so long as required for the distribution of such Offered Securities and to determine the legality of such Offered Securities for purchase by investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not qualified on the date of the related Terms Agreement or to take any action which would subject it to general or unlimited service of process or corporate or franchise taxation as a foreign corporation in any jurisdiction in which it is not, on the date of the related Terms Agreement, subject to such service of process or such taxation.

               (f) So long as the Offered Securities of a Series are outstanding, the Company will furnish to the Underwriters copies of the annual independent public accountants' servicing report and officer's compliance certificate when and as the same are so furnished to the Indenture Trustee pursuant to the related Sale and Servicing Agreement. In addition, the Company shall, or shall cause the Owner Trustee to, furnish to the Representative copies of each statement to Holders of the Offered Securities when and as the same are furnished to such Holders pursuant to the applicable Operative Agreement, but only if such statement is not publicly available.

               (g) Whether or not the transactions contemplated hereby and by the related Terms Agreement shall be consummated, the Company shall be responsible for the payment of any costs and expenses for which details are submitted, in connection with the performance of its obligations under this Agreement and the related Terms Agreement, including, without limitation, (i) the cost and expenses of printing or otherwise reproducing the related Registration Statement, the related Preliminary Prospectus, the related Final Prospectus, this Agreement, the related Terms Agreement, the related Sale and Servicing Agreement, the related Trust Agreement, the related Indenture and the Offered Securities, (ii) the cost of delivering the related Offered Securities to the office of the Underwriters, insured to the satisfaction of the Underwriters, (iii) the fees and disbursements of the Seller's and the Servicer's counsel and accountants, (iv) the qualification of the Securities under state securities or blue sky laws, including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky survey and legal investment survey, (v) the printing, word processing and duplicating expenses and supervision related to preparation of and delivery to the Underwriters of copies of any document contemplated hereunder and any blue sky survey and legal investment survey, (vi) the fees of rating agencies, (vii) the fees and expenses, if any, incurred in connection with the listing of the Offered Securities on any national securities exchange, (viii) the fees, if any, of the National Association of Securities Dealers, Inc., and the fees and expenses of counsel for you in connection with any required written submission to or appearance before such entity, (ix) the fees and expenses of the Indenture Trustee, the Owner Trustee, any custodian, the backup servicer and the Securities Insurer, and their respective counsel, and (x) any such other related expenses not specified above.

          6.   Conditions to the Obligations of the Underwriters.  The
               -------------------------------------------------
obligations of the Underwriters to purchase the Offered Securities of any Series shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in this Agreement, as supplemented by the related Terms Agreement, as of the respective dates thereof and the related Closing Date, to the accuracy of the statements of the Company made in any applicable officers' certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and such Terms Agreement and to the following additional conditions applicable to the related Offering:

               (a) No stop order suspending the effectiveness of the related Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

               (b) Brown & Wood LLP, counsel for the Company, shall have furnished to the Underwriters an opinion, dated the related Closing Date, in form and substance that is customary and reasonably acceptable to the Underwriters.

               (c) General Counsel for the Company and FFI shall have furnished to the Underwriters an opinion, dated the related Closing Date, in form and substance reasonably acceptable to the Underwriters, to the effect that:

                      (i) Each of the Company and FFI have been duly incorporated and each is validly existing as a corporation in good standing in the jurisdiction of its organization, with corporate power to own its properties, to conduct its business as described in the related Final Prospectus and to enter into and perform its obligations under the Operative Agreements to which it is a party and to cause the issuance and sale of the Securities of the related Series, as applicable;

                     (ii) The Company has full power and authority to deposit the related Home Loans as contemplated herein and in the related Trust Agreement, and FFI has full power and authority to transfer and service the related Home Loans as contemplated in the related Sale and Servicing Agreement;

                    (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by (a) the Company or FFI of the transactions contemplated in the Operative Agreements to which it is a party or
          (b) the Company or FFI of the transactions contemplated herein or in the related Sale and Servicing Agreement, except such as may be required under the blue sky laws of any jurisdiction and such other approvals as have been obtained;

                     (iv) Neither the issuance of the Securities of the related Series nor delivery of the related Offered Securities, nor the consummation of any other of the transactions contemplated in this Agreement, the related Terms Agreement, the related Sale and Servicing Agreement, the related Trust Agreement, the related Indenture or the related Insurance Agreement, if any, nor the fulfillment of the terms of the related Securities, the related Sale and Servicing Agreement, the related Indenture, the related Trust Agreement, this Agreement, the related Terms Agreement or the related Insurance Agreement, as applicable, will conflict with or violate any term or provision of the articles of incorporation or by-laws of the Company or FFI, as applicable, or any statute, order or regulation applicable to the Company or FFI of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or FFI, and will not conflict with, result in a breach or violation or the acceleration of or constitute a default under the terms of any indenture or other material agreement or instrument to which the Company or FFI is a party or by which it is bound; and

                      (v)     There are no actions, proceedings or
          investigations pending or, to the best knowledge of such counsel, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the related Terms Agreement, the related Sale and Servicing Agreement, the related Trust Agreement, the related Indenture, the related Insurance Agreement, if any, or the related Securities, (ii) seeking to prevent the issuance of the Securities of the related Series or the consummation by the Company or FFI, as applicable, of any of the transactions contemplated by this Agreement, such Terms Agreement, such Sale and Servicing Agreement, such Indenture, such Trust Agreement or such Insurance Agreement, if any, or (iii) which might materially and adversely affect the performance by the Company or FFI, as applicable, of its obligations under, or the validity or enforceability of, this Agreement, such Terms Agreement, such Sale and Servicing Agreement, such Indenture, such Trust Agreement, such Insurance Agreement, if any, or the related Securities.

     In rendering his opinion such counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Company or FFI or of public officials.

               (d) The Underwriters shall have received from Stroock & Stroock & Lavan LLP, counsel for the Underwriters, such opinion or opinions, dated the related Closing Date, with respect to the issuance and sale of the Securities of the related Series, the related Registration Statement, the related Final Prospectus and such other related matters in form and substance that is customary and reasonably acceptable to the Underwriters, and the Company shall have furnished to such counsel such documents as the Underwriters may reasonably request for the purpose of enabling them to pass upon such matters.

               (e) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the President or any Vice President and dated the related Closing Date, to the effect that the signer of such certificate has carefully examined the related Registration Statement (excluding any Current Reports and any other documents incorporated by reference therein), the related Final Prospectus, the Form 8-K relating to the Subsequent Home Loans, this Agreement and the related Terms Agreement and that:

                      (i) the representations and warranties of the Company and FFI in this Agreement, as supplemented by the related Terms Agreement, are true and correct in all material respects on and as of the related Closing Date with the same effect as if made on such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

                     (ii) no stop order suspending the effectiveness of such Registration Statement has been issued and no proceedings for that purpose have been instituted or, to his or her knowledge, threatened; and

                    (iii) nothing has come to his or her attention that would lead them to believe that such Registration Statement (excluding any Current Report) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, that the related Final Prospectus (excluding any related Current Report) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Form 8-K relating to the Subsequent Home Loans includes any untrue statement of a material fact or omits to state any information which the Final Prospectus states will be included in such Form 8-K.

               (f) Counsel for the Indenture Trustee shall have furnished to the Underwriters an opinion, dated the related Closing Date, in form and substance that is customary and reasonably acceptable to the Underwriters regarding certain matters relating to the Indenture Trustee.

               (g) Counsel for the Owner Trustee shall have furnished to the Underwriters an opinion, dated the related Closing Date, in form and substance that is customary and reasonably acceptable to the Underwriters regarding certain matters relating to the Owner Trustee.

          In addition, such counsel shall furnish to the Underwriters such opinions as to the treatment of the Trust for purposes of state tax law where the Owner Trustee maintains possession of the assets of the Trust as are customary and reasonably satisfactory to the Underwriters.

               (h) Ernst & Young LLP shall have furnished to the Underwriters one or more letters in form and substance that is customary and reasonably satisfactory to the Underwriters to the effect that they have performed certain specified procedures requested by the Underwriters with respect to certain information relating to the Offered Securities, the Home Loans and certain matters relating to the Company and the Servicer.

               (i) The Policy relating to the Offered Securities of the related Series, if any, shall have been duly executed and issued prior to the Closing Date, in form and substance that is customary and reasonably satisfactory to the Underwriters, and shall conform in all respects to the description thereof in the Prospectus.

               (j) If applicable, counsel for the Securities Insurer shall have furnished to the Underwriters an opinion, dated the related Closing Date, in form and substance that is customary and reasonably acceptable to the Underwriters regarding certain matters relating to the Securities Insurer.

          In rendering such opinion such counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Securities Insurer, if any, or of public officials.

               (k) The Owner Trustee shall have received from the Seller all funds required to be delivered by the Seller to be deposited in any account required to be established in accordance with the related Trust Agreement.

               (l) If applicable, the Servicer, as FHA Claims Administrator, and the Seller, as FHA Insurance Holder, shall have executed and delivered the FHA Claims Agreement in form and substance reasonably acceptable to the Underwriters.

               (m) The Offered Securities of the related Series shall have received the ratings specified in the related Terms Agreement (the "Required Ratings").

               (n) On or prior to the Closing Date, there shall have been no downgrading, nor shall any notice have been given of (i) any intended or possible downgrading or (ii) any review or possible changes, the direction of which has not been indicated, of the rating accorded and originally requested by the Company relating to any previously issued asset-backed securities of the Company by any "nationally recognized statistical rating organization" (as such term is defined for purposes of the Exchange Act).

               (o) If applicable, on or prior to the Closing Date, there has been no downgrading, nor shall any notice have been given of (i) any intended or possible downgrading or (ii) any review or possible changes, the direction of which has not been indicated, of the rating accorded the Securities Insurer's claims paying ability by any "nationally recognized statistical rating organization" (as such term is defined for purposes of the Exchange Act).

               (p) Subsequent to the date of the related Terms Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of (i) the Company, its parent company or any of its subsidiaries, (ii) the Transferor or (iii) the Securities Insurer, if any, which the Underwriters conclude, in their reasonable judgment, after consultation with the Company, materially impairs the investment quality of the Offered Securities of the related Series so as to make it impractical or inadvisable to proceed with the public offering or the delivery of such Offered Securities as contemplated by the related Final Prospectus.

               (q) Prior to the related Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects with respect to the particular Offered Securities of a Series when and as provided in this Agreement and the related Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement and the related Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement (with respect to the related Offered Securities) and the related Terms Agreement and all obligations of the Underwriters hereunder (with respect to the related Offered Securities) and thereunder may be canceled at, or at any time prior to, the related Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

          7.   Indemnification and Contribution.  (a) The Company and FFI,
               --------------------------------
jointly and severally, agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement relating to the Offered Securities of the applicable Series as it became effective or in any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in such Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the related Preliminary Prospectus or the related Final Prospectus or in the Form 8-K referred to in such Final Prospectus, or any amendment thereof or supplement thereto, or (iv) the omission or alleged omission to state in such Preliminary Prospectus, such Final Prospectus or such Form 8-K a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company and FFI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (A) in reliance upon and in conformity with written information furnished to the Company as herein stated by or on behalf of any Underwriter through you specifically for use in connection with the preparation thereof or (B) in any Computational Materials or ABS Term Sheets (as defined in Section 9(a) below) furnished to prospective investors by the Underwriters or any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein or omission or alleged omission therefrom results directly from an error (a "Home Loan Pool Error") in the information concerning the characteristics of the Home Loans furnished by the Company to any Underwriter in writing or by electronic transmission that was used in the preparation of either (x) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) included in such Current Report (or amendment or supplement thereof) or (y) any written or electronic materials furnished to prospective investors on which the Computational Materials (or amendments or supplements) were based, and (ii) such indemnity with respect to any Corrected Statement (as defined below) in such Final Prospectus (or supplement thereto) shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, claim, damage or liability purchased the Securities of the related Series that are the subject thereof if the untrue statement or omission of a material fact contained in such Final Prospectus (or supplement thereto) was corrected (a "Corrected Statement") in a supplement to such Final Prospectus, such supplement was furnished by the Company to the Underwriters prior to the delivery of the confirmation of sale of such Securities, and the person asserting such loss, claim, damage or liability did not receive a copy of such supplement at or prior to the confirmation of the sale of such Securities, and (iii) such indemnity with respect to any Home Loan Pool Error shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, claim, damage or liability received any Computational Materials (or any written or electronic materials on which the Computational Materials are based) or ABS Term Sheets that were prepared on the basis of such Home Loan Pool Error, if, prior to the time of confirmation of the sale of the applicable Securities to such person, the Company notified the Underwriters of the Home Loan Pool Error or provided in written or electronic form information superseding or correcting such Home Loan Pool Error (in any such case, a "Corrected Home Loan Pool Error"), and such Underwriter failed to notify such person thereof or to deliver to such person corrected Computational Materials (or underlying written or electronic materials) or ABS Term Sheets. This indemnity agreement will be in addition to any liability that the Company or FFI may otherwise have.

          (b) Each Underwriter agrees, severally, and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement relating to the Offered Securities of the applicable Series, and each person who controls the Company within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnities from the Company to each Underwriter, but only with reference to (A) written information furnished to the Company by or on behalf of such Underwriter through you specifically for use in the preparation of the documents referred to in the foregoing indemnity with respect to the related Series, or (B) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) delivered to prospective investors by such Underwriter, including any Computational Materials or ABS Term Sheets that are furnished to the Company by such Underwriter pursuant to Section 8 and incorporated by reference in such Registration Statement, the related Preliminary Prospectus or the related Final Prospectus or any amendment or supplement thereof (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof, resulting from any Home Loan Pool Error, other than a Corrected Home Loan Pool Error). This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have. The Company acknowledges that the Underwriter-Provided Information constitutes the only information furnished in writing by or on behalf of the Underwriters for inclusion in the related Preliminary Prospectus or Final Prospectus (other than any Computational Materials or ABS Term Sheets (or amendments or supplements thereof)), and the Underwriters confirm that such statements are correct. "Underwriter-Provided Information" means any statements provided to the Company by the Underwriters specifically for use in the preparation of the related Preliminary Prospectus or Final Prospectus and designated as such in the Terms Agreement for the related Series, and any Computational Materials or ABS Term Sheets furnished to prospective investors in the related Securities.

          (c)  Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify such indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent that they may elect by written notice delivered to an indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both an indemnified party and an indemnifying party and such indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to an indemnifying party, such indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from an indemnifying party or parties to such indemnified party of their election so to assume the defense of such action and approval by such indemnified party of counsel, such indemnifying party or parties will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) such indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one separate counsel (in addition to local counsel, if retention of local counsel is necessary in the determination of the indemnifying party) approved by the indemnified party or parties in the case of subparagraph (a) or (b), representing the indemnified parties under subparagraph (a) or (b), who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party or parties to represent such indemnified party or parties within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for an indemnified party at the expense of the indemnifying parties; and except that, if clause (i) or
(iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d) If the indemnification provided for in paragraph (a) or (b) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, FFI or any Underwriter, on grounds of policy or otherwise, or if an indemnified party failed to give notice under paragraph (c) of this Section 7 in respect of a claim otherwise subject to indemnification in accordance with paragraph (a) or (b) of this
Section 7, the Company, FFI and each Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) to which the Company, FFI and such Underwriter may be subject in such proportion so that such Underwriter is responsible for that portion represented by the difference between the portion of the proceeds to the Company in respect of the Offered Securities underwritten by such Underwriter for the related Series and the portion of the total proceeds received by such Underwriter from the sale of such Offered Securities (the "Underwriting Discount"), and the Company and FFI are responsible for the balance; provided, however, that in no case shall any such Underwriter be responsible under this subparagraph for any amount in excess of such Underwriting Discount applicable to the Offered Securities purchased by such Underwriter pursuant to this Agreement and the related Terms Agreement. Notwithstanding anything to the contrary in this Section 7(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company or FFI within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company or FFI shall have the same rights to contribution as the Company or FFI, subject in each case to the immediately preceding sentence of this paragraph (d).

          8.   Computational Materials and Structural Term Sheets.  (a) In
               --------------------------------------------------
accordance with Section 10, the Underwriters shall deliver to the Company one complete copy of all materials provided by the Underwriters to prospective investors in such Offered Securities which constitute (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"), the filing of which material is a condition of the relief granted in such letters (such materials being the "Computational Materials"), and (ii) "Structural Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter"), the filing of which material is a condition of the relief granted in such letter (such materials being the "Structural Term Sheets"). Each delivery of Computational Materials and Structural Term Sheets to the Company pursuant to this paragraph (a) shall be effected in accordance with Section 10.

          (b) Each Underwriter represents and warrants to and agrees with the Company, as of the date of the related Terms Agreement and as of the Closing Date, that:

               (i) the Computational Materials furnished to the Company by such Underwriter pursuant to Section 8(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission with respect to the related Offered Securities in accordance with the Kidder Letters, such Computational Materials comply with the requirements of the Kidder Letters, and delivery of such Computational Materials was made to investors in a manner in accordance with the provisions of the Kidder Letters;

              (ii) the Structural Term Sheets furnished to the Company by such Underwriter pursuant to Section 8(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission as "Structural Term Sheets" with respect to the related Offered Securities in accordance with the PSA Letter, such Structural Term Sheets comply with the requirements of the PSA Letter, and delivery of such Structural Term Sheets was made to investors in a manner in accordance with the provisions of the PSA Letter; and

              (iii) on the date any such Computational Materials or Structural Term Sheets with respect to such Offered Securities (or any written or electronic materials furnished to prospective investors on which the Computational Materials are based) were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Company pursuant to Section 8(a) and on the related Closing Date, such Computational Materials (or such other materials) or Structural Term Sheets did not and will not include any untrue statement of a material fact.

Notwithstanding the foregoing, each Underwriter makes no representation or warranty as to whether any Computational Materials or Structural Term Sheets (or any written or electronic materials on which the Computational Materials are based) included or will include any untrue statement resulting directly from any Home Loan Pool Error (except any Corrected Home Loan Pool Error, with respect to materials prepared after the receipt by the Underwriters from the Company of materials superseding or correcting such Home Loan Pool Error).

          (c) Each Underwriter acknowledges and agrees that any Computational Materials or Structural Term Sheets with respect to any Series of Securities furnished to prospective investors in the related Securities have been prepared and disseminated by or on behalf of such Underwriter and not by or on behalf of the Company, and that such materials included and shall include a disclaimer in form satisfactory to the Company to the effect that such materials have been prepared and disseminated by such Underwriter, and that the content and accuracy of such materials have not been reviewed by the Company.

          (d) If, at any time when a prospectus relating to the Offered Securities of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Final Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials or Structural Term Sheets provided by any Underwriter pursuant to this Section 8, or if it shall be necessary to amend or supplement any Current Report relating to any Computational Materials or Structural Term Sheets to comply with the Act or the rules thereunder, such Underwriter promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or an amendment which will effect such compliance. Each Underwriter represents and warrants to the Company, as of the date of delivery by it of such amendment or supplement to the Company, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the related Final Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that each such Underwriter makes no representation or warranty as to whether any such amendment or supplement will include any untrue statement resulting directly from any Home Loan Pool Error (except any Corrected Home Loan Pool Error, with respect to any such amendment or supplement prepared after the receipt by the Underwriters from the Company of materials superseding or correcting such Corrected Home Loan Pool Error).

          9.   Collateral Term Sheets.  (a)  Prior to the delivery of any
               ----------------------
"Collateral Term Sheet" within the meaning of the PSA Letter, the filing of which material is a condition of the relief granted in such letter (such material being the "Collateral Term Sheets"), to a prospective investor in the Offered Securities, the Underwriters shall notify the Company and its counsel by telephone of their intention to deliver such materials and the approximate date on which the first such delivery of such materials is expected to occur. Not later than 10:30 a.m., New York time, on the business day immediately following the date on which any Collateral Term Sheet was first delivered to a prospective investor in the Offered Securities, the Underwriters shall deliver to the Company one complete copy of all materials provided by the Underwriters to prospective investors in such Offered Securities which constitute "Collateral Term Sheets." Each delivery of a Collateral Term Sheet to the Company pursuant to this paragraph (a) shall be effected in accordance with Section 10. (Collateral Term Sheets and Structural Term Sheets are, together, referred to herein as "ABS Term Sheets.") At the time of each such delivery, the Underwriter making such delivery shall indicate in writing that the materials being delivered constitute Collateral Term Sheets, and, if there has been any prior such delivery with respect to the related Series, shall indicate whether such materials differ in any material respect from any Collateral Term Sheets previously delivered to the Company with respect to such Series pursuant to this Section 9(a) as a result of the occurrence of a material change in the characteristics of the related Home Loans.

          (b) Each Underwriter represents and warrants to and agrees with the Company, as of the date of the related Terms Agreement and as of the Closing Date, that:

                    (i) The Collateral Term Sheets furnished to the Company by such Underwriter pursuant to Section 9(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to time of delivery thereof to the Company that are required to be filed with the Commission as "Collateral Term Sheets" with respect to the related Offered Securities in accordance with the PSA Letter, such Collateral Term Sheets comply with the requirements of the PSA Letter, and delivery of such Collateral Term Sheets was made to investors in a manner in accordance with the provisions of the PSA Letter; and

                    (ii) On the date any such Collateral Term Sheets with respect to such Offered Securities were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Company pursuant to Section 9(a) and on the related Closing Date, such Collateral Term Sheets did not and will not include any untrue statement of a material fact.

Notwithstanding the foregoing, each Underwriter makes no representation or warranty as to whether any Collateral Term Sheet included or will include any untrue statement resulting directly from any Home Loan Pool Error (except any Corrected Home Loan Pool Error, with respect to materials prepared after the receipt by the Underwriters from the Company of materials superseding or correcting such Corrected Home Loan Pool Error).

          (c) Each Underwriter acknowledges and agrees that any Collateral Term Sheets with respect to any Series of Securities furnished to prospective investors in the related Securities have been prepared and disseminated by or on behalf of such Underwriter and not by or on behalf of the Company, and that such materials shall include a disclaimer in form satisfactory to the Company to the effect set forth in Section 8(c) hereof, and to the effect that the information contained in such materials supersedes the information contained in any prior Collateral Term Sheet with respect to such Series of Securities and will be superseded by the description of the related Home Loans in the related Prospectus Supplement . Each Underwriter agrees that it will not represent to prospective investors that any Collateral Term Sheets were prepared or disseminated on behalf of the Company.

          (d) If, at any time when a prospectus relating to the Offered Securities of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Final Prospectus as a result of an untrue statement of a material fact contained in any Collateral Term Sheets provided by any Underwriter pursuant to this Section 9, or if it shall be necessary to amend or supplement any Current Report relating to any Collateral Term Sheets to comply with the Act or the rules thereunder, such Underwriter promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Each Underwriter represents and warrants to the Company, as of the date of delivery of such amendment or supplement to the Company, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the related Final Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that each such Underwriter makes no representation or warranty as to whether any such amendment or supplement will include any untrue statement resulting directly from any Home Loan Pool Error (except any Corrected Home Loan Pool Error, with respect to any such amendment or supplement prepared after the receipt by the Underwriters from the Company of materials superseding or correcting such Corrected Home Loan Pool Error).

          10.  Delivery and Filing of Computational Materials, Collateral
               ----------------------------------------------------------
Term Sheets and Structural Term Sheets.
--------------------------------------

          (a) Any delivery of Computational Materials, Collateral Term Sheets or Structural Term Sheets that is required to be made by an Underwriter to the Company hereunder shall be effected by the delivery of four copies to counsel for the Company and one copy in computer readable format to the Financial Printer on or prior to 10:30 a.m. on the date so specified herein.

          (b) The Company shall cause the Financial Printer to file with the Commission on a Current Report on Form 8-K any such Computational Materials, Collateral Term Sheets or Structural Term Sheets promptly following the delivery thereof pursuant to the preceding subsection.

          11.  Termination.  This Agreement (with respect to a particular
               -----------
Offering) and the related Terms Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the related Offered Securities, if prior to the related Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market such Offered Securities.

          12.  Representations and Indemnities to Survive Delivery.  The
               ---------------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company, FFI or their officers and of the Underwriters set forth in or made pursuant to this Agreement and the related Terms Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company, FFI or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the related Offered Securities. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement and the related Terms Agreement.

          13.  Default by One or More of the Underwriters.  If one or more
               ------------------------------------------
of the Underwriters shall fail on the Closing Date to purchase the Offered Securities which it or they are obligated to purchase hereunder and under the applicable Terms Agreement (the "Defaulted Securities"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth herein and in the applicable Terms Agreement. If, however, you have not completed such arrangements within such 24-hour period, then:

          (a) if the aggregate original principal balance of Defaulted Securities does not exceed 10% of the aggregate original principal balance of the Offered Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all non-defaulting Underwriters; and

          (b) if the aggregate original principal balance of Defaulted Securities exceeds 10% of the aggregate original principal balance of the Offered Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without any liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 13 and nothing in this Agreement shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or such applicable Terms Agreement, either you or the Company shall have the right to postpone the Closing Date for a period of time not exceeding seven days in order to effect any required changes in the Registration Statement or in any other documents or arrangements.

          14.  Guarantor.  FIRSTPLUS Financial Group, Inc., the parent of
               ---------
the Company and FFI ("FFG"), shall guarantee any obligation or liability of the Company or FFI pursuant to Section 7 hereof. FFG's acceptance of its guarantee obligation is acknowledged by the execution of the signature page of this Agreement by an authorized signatory of FFG.

          15.  Successors.  This Agreement and the related Terms Agreement
               ----------
will inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder or thereunder. No purchaser of any Offered Security from the Underwriters shall be deemed a successor or assign by reason of such purchase.

          16.  APPLICABLE LAW.  THIS AGREEMENT AND THE RELATED TERMS
               --------------
AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

          17.  Miscellaneous.  This Agreement, as supplemented by the
               -------------
related Terms Agreement, supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof. This Agreement and the related Terms Agreement or any term of each may not be changed, waived, discharged or terminated except by an affirmative written agreement made by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement and the related Terms Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof.

          18.  Notices.  All communications by one party hereunder to all
               -------
other parties hereunder will be in writing and effective only on receipt by such other parties, and will be delivered as follows: (A) to the Underwriters at the address first above written; (B) to the Company at 3773 Howard Hughes Parkway, Suite 300N, Las Vegas, Nevada 89109, Attention:
Michael Orendorf; and (C) to FFI at FIRSTPLUS Financial, Inc., 1600 Viceroy, 7th Floor, Dallas, Texas 75235, Attention: Christopher Gramlich.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, FFI and the Underwriters.

                              Very truly yours,

                              FIRSTPLUS Investment Corporation


                              By:  /s/ Lee F. Reddin
                                   ---------------------------------------
                                        Name:  Lee F. Reddin
                                        Title:  Vice President


                              FIRSTPLUS Financial Inc.


                              By:  /s/ Lee F. Reddin
                                   ---------------------------------------
                                        Name:  Lee F. Reddin
                                        Title:  Vice President


                              Acknowledged by:

                              FIRSTPLUS Financial Group, Inc.


                              By:  /s/ Christopher J. Gramlich
                                   ---------------------------------------
                                        Name:  Christopher J. Gramlich
                                        Title:  Senior Vice President


The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

Bear, Stearns & Co. Inc.
  as Representative of
  the several Underwriters



By:    /s/ Matthew E. Perkins
     ---------------------------------------------
     Name:  Matthew E. Perkins
     Title:  Associate Director



                                                                    EXHIBIT A



                       FIRSTPLUS HOME LOAN TRUST    -
                                                --- --

                           ASSET-BACKED SECURITIES


                               TERMS AGREEMENT
                              ---------------
                         (to Underwriting Agreement,
                           dated September 10, 1997
                among the Company, FFI and the Representative)


FIRSTPLUS Investment Corporation                                       (Date)
3773 Howard Hughes Parkway
Suite 300N
Las Vegas, Nevada  89109

FIRSTPLUS Financial Inc.
1600 Viceroy
Dallas, Texas 75235

          This letter supplements and modifies the captioned Underwriting Agreement (the "Underwriting Agreement") with respect to the Series __-__ Securities solely as it relates to the purchase and sale of the Offered
Securities described below.  The Series     -   Securities are registered
                                        ---- --
with the Securities and Exchange Commission by means of an effective
Registration Statement (No.      ).  Capitalized terms used and not
                            -----
defined herein have the meanings given them in the Underwriting Agreement.

          Section 1.     The Home Loan Pool:  The Series      -
                         ------------------              ----- --
Securities shall evidence the entire beneficial ownership interest in a mortgage pool (the "Home Loan Pool") of mortgage loans (the "Home Loans") having the characteristics described in the Prospectus Supplement dated the date hereof.

          Section 2.     The Securities:  The Offered Securities shall be
                         --------------
issued as follows:

          (a)  Classes:  The Offered Securities shall be issued with the
               -------
following Class designations, interest rates and principal balances, subject in the aggregate to the variance referred to in the Final Prospectus:


             Principal              Interest              Class Purchase
Class        Balance                Rate                  Price Percentage



     Each of the Underwriters agrees, severally and not jointly, subject to the terms and provisions herein and of the captioned Underwriting Agreement, to purchase the principal balances of the Classes of Series
-   Securities specified opposite its name below.
 --

Class          Underwriter         Underwriter         Underwriter
-----          -----------         -----------         -----------
Underwriter
-----------


          (b) The Offered Securities shall have such other characteristics as described in the related Final Prospectus.

          Section 3.     Purchase Price:  The Purchase Price for each
                         --------------
Class of the Offered Securities shall be the Class Purchase Price Percentage therefor (as set forth in Section 2(a) above) of the initial class principal balance thereof plus accrued interest at the applicable interest rate per annum of each such Class from and including the Cut-off Date up to, but not including, (the "Closing Date").
                               -------------

          Section 4.     Required Ratings:   The Offered Securities shall
                         ----------------
have received Required Ratings of at least (     ) from (     ).

          Section 5.     Underwriter-Provided Information:  The Company
                         --------------------------------
acknowledges that the information set forth in (i) the (second sentence) of the paragraph immediately preceding the table on the cover page of the Final Prospectus, (ii) the last paragraph on the cover page of the Final
Prospectus, (iii) the first table under the caption "(                    )"
and the (      ) sentence immediately thereafter in the Final Prospectus and
(iv) the (      ) table under the caption "(             )" and the (     )
and (     ) sentences immediately thereafter in the Final Prospectus, as such information relates to the Securities, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in such Final Prospectus, and the Underwriters confirm that such statements are correct.

          Section 6.     Securities Insurer:
                         ------------------

          Section 7.     Location of Closing:
                         -------------------

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Underwriters and the Company.

                              Very truly yours,

                              Bear, Stearns & Co. Inc.
                                as Representative of the several
                                Underwriters


                              By:
                                   ---------------------------------------
                                   Name:
                                   Title:


The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

FIRSTPLUS Investment Corporation


By:
     ---------------------------------------------
     Name:
     Title:


FIRSTPLUS Financial Inc.


By:
     ---------------------------------------------
     Name:
     Title:

ACKNOWLEDGED BY:

FIRSTPLUS Financial Group, Inc.


By:
     ---------------------------------------------
     Name:
     Title:





                                                                    EXECUTION




                       FIRSTPLUS HOME LOAN TRUST 1997-3

                           ASSET-BACKED SECURITIES


                               TERMS AGREEMENT
                              ---------------
                         (to Underwriting Agreement,
                           dated September 10, 1997
             among the Company, FFI, FFG and the Representative)


FIRSTPLUS Investment Corporation                           September 10, 1997
3773 Howard Hughes Parkway
Suite 300N
Las Vegas, Nevada  89109

FIRSTPLUS Financial Inc.
1600 Viceroy
Dallas, Texas 75235


          This letter supplements and modifies the captioned Underwriting Agreement (the "Underwriting Agreement") with respect to the Series 1997-3 Securities solely as it relates to the purchase and sale of such Offered Securities described below. The Series 1997-3 Securities are registered with the Securities and Exchange Commission by means of an effective Registration Statement (No. 333-26527). Capitalized terms used and not defined herein have the meanings given them in the Underwriting Agreement.

          Section 1.     The Home Loan Pool:  The Series 1997-3 Securities
                         ------------------
shall evidence the entire beneficial ownership interest in a mortgage pool (the "Home Loan Pool") of mortgage loans (the "Home Loans") having the characteristics described in the Prospectus Supplement dated the date hereof.

          Section 2.     The Securities:  The Offered Securities shall be
                         --------------
issued as follows:

          (a)  Classes:  The Offered Securities shall be issued with the
               -------
following Class designations, interest rates and principal balances, subject in the aggregate to the variance referred to in the Prospectus Supplement:

                                         Principal              Interest           Class Purchase
             Class                         Balance                 Rate          Price Percentage
        Class A-1 Notes                 $166,090,000               (1)              100.00000%
        Class A-2 Notes                 $91,430,000               6.48%              99.98906%
        Class A-3 Notes                 $83,220,000               6.57%              99.99032%
        Class A-4 Notes                 $70,500,000               6.80%              99.98959%
        Class A-5 Notes                 $47,090,000               6.86%              99.99973%
        Class A-6 Notes                 $57,740,000               7.08%              99.96287%
        Class A-7 Notes                 $50,430,000               7.22%              99.94637%
        Class A-8 Notes                 $47,580,000               7.55%              99.97537%
        Class M-1 Notes                 $88,880,000               7.32%              99.95690%
        Class M-2 Notes                 $44,440,000               7.52%              99.99062%
     Class B-1 Certificates             $35,996,400               7.79%              99.97284%


____________________
(1) Interest will accrue on the Class A-1 Notes with respect to each Payment Date at a per annum rate equal to LIBOR for the related Accrual Period plus 0.10%, subject to a maximum rate equal to the Net Weighted Average Rate. Capitalized terms are as defined in the Prospectus Supplement.


     Each of the Underwriters agrees, severally and not jointly, subject to the terms and provisions herein and of the captioned Underwriting Agreement, to purchase the principal balances of the Classes of Series 1997-3 Securities specified opposite its name below.

                                                 Merrill Lynch,
                                   Banc One      Pierce, Fenner
                Bear, Stearns      Capital       & Smith         PaineWebber
Class             & Co. Inc.      Corporation    Incorporated    Incorporated
-----            ----------       -----------    ------------    ------------

Class A-1        $41,524,000      $41,522,000      $41,522,000   $41,522,000
Notes

Class A-2        $22,859,000      $22,857,000      $22,857,000   $22,857,000
Notes

Class A-3        $20,805,000      $20,805,000      $20,805,000   $20,805,000
Notes

Class A-4        $17,625,000      $17,625,000      $17,625,000   $17,625,000
Notes

Class A-5        $11,774,000      $11,772,000      $11,772,000   $11,772,000
Notes

Class A-6        $14,435,000      $14,435,000      $14,435,000   $14,435,000
Notes

Class A-7        $12,609,000      $12,607,000      $12,607,000   $12,607,000
Notes

Class A-8        $11,895,000      $11,895,000      $11,895,000   $11,895,000
Notes

Class M-1        $22,220,000      $22,220,000      $22,220,000   $22,220,000
Notes

Class M-2        $11,110,000      $11,110,000      $11,110,000   $11,110,000
Notes

Class B-1        $ 8,999,100       $8,999,100       $8,999,100    $8,999,100
Certificates

          (b) The Offered Securities shall have such other characteristics as described in the Prospectus Supplement.

          Section 3.     Purchase Price:  The Purchase Price for each Class
                         --------------
of the Offered Securities shall be the Class Purchase Price Percentage therefor (as set forth in Section 2(a) above) of the initial class principal balance thereof plus accrued interest at the applicable interest rate per annum of each such Class from and including the September 1, 1997 (or, in the case of the Class A-1 Notes, from September 10, 1997) up to, but not including, September 18, 1997 (the "Closing Date").

          Section 4.     Required Ratings:  The Offered Securities, other
                         ----------------
than the Class M-1 Notes, the Class M-2 Notes and the Class B-1 Certificates, shall have received Required Ratings of at least "AAA" by each of Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch Investors Service, L.P. ("Fitch" and, together with S&P, the "Rating Agencies"). The Class M-1 Notes, the Class M-2 Notes and the Class B-1 Certificates shall have received Required Ratings of at least "AA," "A" and "BBB," respectively, from each of the Rating Agencies.

          Section 5.     Underwriter-Provided Information:  The Company
                         --------------------------------
acknowledges that the information set forth in (a) the first sentence of the last paragraph on the cover page of the Prospectus Supplement, (b) the first sentence of the last paragraph on page iii of the Prospectus Supplement, (c) the first table under the caption "Underwriting" and the first paragraph immediately thereafter in the Prospectus Supplement and (d) the second table under the caption "Underwriting" and the first, second and fifth paragraphs immediately thereafter in the Prospectus Supplement, as such information relates to the Securities, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in such Prospectus Supplement, and the Underwriters confirm that such statements are correct.

          Section 6.     Location of Closing:  Brown & Wood LLP, One World
                         -------------------
Trade Center, New York, New York 10048.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Underwriters and the Company.

                              Very truly yours,

                              Bear, Stearns & Co. Inc.
                                as Representative of the several
                                Underwriters


                              By:    /s/ Matthew E. Perkins
                                   --------------------------------
                                   Name:  Matthew E. Perkins
                                   Title:  Associate Director

The foregoing Agreement is
hereby confirmed and accepted


as of the date first above written.

FIRSTPLUS Investment Corporation


By:  /s/ Lee F. Reddin
    ---------------------------------------
      Name:  Lee F. Reddin
      Title:  Vice President


FIRSTPLUS Financial Inc.

By:  /s/ Lee F. Reddin
     ---------------------------------------
      Name:  Lee F. Reddin
      Title:  Vice President


Acknowledged by:

FIRSTPLUS Financial Group, Inc.


By:  /s/ Christopher J. Gramlich
     ---------------------------------------
      Name:  Christopher J. Gramlich
      Title:  Senior Vice President